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                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 1996 included in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


                                                       /s/ Arthur Andersen LLP

Atlanta, Georgia
April 4, 1996